Exhibit 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                        OF
                                INTEL CORPORATION

     INTEL CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     FIRST:  The name of this corporation is Intel Corporation.

     SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on May 1, 1989, and the original name of the corporation was Intel Delaware Corporation.

     THIRD: Pursuant to Section 245 of the General Corporation Law of the State of Delaware, the provisions of the Certificate of Incorporation as heretofore amended and supplemented are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled "Restated Certificate of Incorporation of Intel Corporation," without further amendment and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of such single instrument as hereinafter set forth.

     FOURTH: The Board of Directors of the corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of
Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:

                       RESTATED CERTIFICATE OF INCORPORATION

                                         OF

                                 INTEL CORPORATION

1.    The name of the Corporation is Intel Corporation.

2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. The total number of shares of all classes of stock that the Corporation is authorized to issue is one billion four hundred fifty million (1,450,000,000) shares, consisting of one billion four hundred million (1,400,000,000) shares of Common Stock with a par value of one-tenth of one cent ($.001) per share and fifty million (50,000,000) shares of Preferred Stock with a par value of one-tenth of one cent ($.001) per share. The Preferred Stock may be issued in one or more series, and the Board of Directors of the Corporation is expressly authorized (i) to fix the descriptions, powers, preferences, rights, qualifications, limitations, and restrictions with respect to any series of Preferred Stock and (ii) to specify the number of shares of any series of Preferred Stock.

5. The Board of Directors is expressly authorized to make, alter, or repeal the bylaws of the Corporation.

6. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

7. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

8. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

9. To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This Article 9 does not affect the availability of equitable remedies for breach of fiduciary duties. Any repeal or modification of the provisions of this Article 9 by the stockholders of the Corporation shall not adversely affect any right or protection of any director existing at the time of such repeal or modification.

10. The vote of the stockholders of the Corporation which shall be required to approve any Business Combination (as hereinafter defined) shall be as set forth in this Article 10.

      (1) In addition to any affirmative vote required by law, any other provision of this Certificate of Incorporation or otherwise, and except as otherwise expressly provided in paragraph (2) or (6) of this Article 10, none of the following transactions shall be consummated unless and until such transaction shall have been approved by the affirmative vote of the holders of at least 66 2/3 percent of the combined voting power of the outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors ("Capital Stock"):

           (A) any merger or consolidation of the Corporation or any material Subsidiary (as hereinafter defined) with or into (i) any corporation which is an Interested Stockholder (as hereinafter defined) or (ii) any other corporation which is or after such merger or consolidation would be an Interested Stockholder; or

           (B) any sale, License (as hereinafter defined), lease, exchange, mortgage, pledge, transfer or other disposition (whether in one transaction or a series of transactions) to or with any Interested Stockholder of any material asset or assets of the Corporation; or

            (C) the issuance or transfer by the Corporation or any Subsidiary
                (whether in one transaction or a series of transactions) to an Interested Stockholder of any securities of the Corporation or any Subsidiary in exchange for cash, securities, or other property (or a combination thereof) having an aggregate Fair Market Value (as hereinafter defined) of $20 million or more; or

            (D) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or any material Subsidiary; or

            (E) any reclassification of any securities of the Corporation
                (including any reverse stock split), any recapitalization of the Corporation, any merger or consolidation of the Corporation with or into any of its Subsidiaries, or any other transaction (whether or not with or involving any Interested Stockholder), which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of stock or series thereof of the Corporation or of any Subsidiary directly orindirectly Beneficially Owned (as hereinafter defined) by any Interested Stockholder or as a result of which the stockholders of the Corporation would cease to be stockholders of a corporation having, as part of its articles or certificate of incorporation, provisions to the same effect as this Article 10 and the provisions of Article 12 hereof relating to amendments or changes to this Article 10.

                The term "Business Combination" as used in this Article 10 shall mean any transaction or proposed transaction which is referred to in any one or more of the subparagraphs (A) through (E) of this paragraph (1) of this Article 10.

       (2) The provisions of paragraph (1) of this Article 10 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such vote, if any, as is required by law and any other Article hereof or any agreement between the Corporation and any national securities exchange or otherwise, if all of the conditions specified in either of the following paragraphs (A) or (B) are satisfied:

            (A) such Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined) or, in the case of a License, approved by a majority of the Disinterested Directors or a committee of Disinterested Directors designated by the Board of Directors; or

            (B) if all the conditions specified in each of the following subparagraphs (i), (ii), (iii), (iv) and (v) are satisfied:

                 (i) the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of Capital Stock in such Business Combination, shall be at least equal to the higher of the following:

                      (a) if applicable, the highest per share price (including any brokerage commissions, transfer taxes, soliciting dealers' fees and other expenses) paid by the Interested Stockholder involved in such Business Combination for any shares of Capital Stock acquired by it during the five-year period immediately prior to the consummation date of such Business Combination; and

                      (b) the Fair Market Value per share of Capital Stock on the Determination Date (as hereinafter defined) in respect of such Interested Stockholder, the Announcement Date (as hereinafter defined) or the consummation date of such Business Combination, whichever is highest; provided, however, that the prices referred to in the foregoing clauses (a) and (b) of this subparagraph (i) shall be adjusted to reflect fairly any stock dividend, stock split, reverse stock split, combination of shares, recapitalization, reorganization or similar event affecting the number of shares of Capital Stock outstanding and the market price per share of outstanding shares of Capital Stock which has occurred after the date as of which such price is determined; and

                      (ii) unless otherwise specifically required by law, the
                           holders of shares of Capital Stock shall have the right, at their option, to receive payment in cash as the consideration for their shares in the Business Combination, if cash was previously paid by the Interested Stockholder involved in such Business Combination in order to acquire any shares of Capital Stock or any interest in shares of Capital Stock within the two-year period immediately prior to the Announcement Date; and

                 (iii) after the Determination Date in respect of the Interested Stockholder involved in such Business Combination and prior to the consummation of such Business Combination:

                           (a) if regular dividends have been paid by the Corporation, except as approved by a majority of the Disinterested

                                Directors, there shall have been no failure to declare and pay at the regular date thereof any dividend (whether or not cumulative);

                           (b) there shall have been no reduction in the annual rate of dividends, if any, paid on the Capital Stock (except as necessary to reflect any subdivision of the Capital
                                Stock), except as approved by a majority of the Disinterested Directors;

                           (c) there shall have been an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split or combination of shares), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Capital Stock, unless the failure to increase such annual rate is approved by a majority of the Disinterested Directors; and

                           (d) such Interested Stockholder shall not have become the beneficial owner of any additional shares of the Capital Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder; and

                 (iv) after the Determination Date in respect of the Interested Stockholder involved in such Business Combination, such Interested Stockholder shall not have received the benefit, directly or indirectly (except as a shareholder of the Corporation, in proportion to its shareholding), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

                   (v) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing or revising such Act, rules or regulations) shall, at the Corporation's expense, be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination
                        (whether or not such proxy or information statement is required to be mailed pursuant to such Act, rules or regulations or subsequent provisions), and the Disinterested Directors, if there are any at the time, shall have been provided a reasonable opportunity to state their views therein with respect to such proposed Business Combination and to include therewith an opinion of an independent investment banking or appraisal firm selected by the Disinterested Directors with respect to such Business Combination.

                  (3)  For purposes of this Article 10;

                       (A) An "Affiliate" of a person shall mean any person who, directly or indirectly, controls, is controlled by or is under common control with such person.

                      (B)  "Announcement Date" with respect to any Business
                            Combination means the date on which the proposal of such Business Combination is publicly announced.

                      (C)  An "Associate" shall mean

                           (i) with respect to a corporation or association, any officer or director thereof or of a subsidiary thereof,

                          (ii) with respect to a partnership, any general partner thereof or any limited partner thereof having a ten percent ownership interest in such partnership,

                         (iii) with respect to any other trust or an estate, any officer or trustee thereof or of any subsidiary thereof,

                          (iv) with respect to any other trust or an estate, any trustee, executor or similar fiduciary and any person who has a substantial interest as a beneficiary of such trust or estate,

                           (v) with respect to a natural person, the spouses and children thereof and any other relative thereof or of the spouse thereof who has the same home, and

                          (vi)  any Affiliate of any such person.

                     (D) A person shall be a "Beneficial Owner" of, or have "Beneficial Ownership" of or "Beneficially Own," any Capital Stock over which such person or any of its Affiliates or Associates, directly or indirectly, through any contract, arrangement, understanding or relationship, has or shares or, upon the exercise of any conversion right, exchange right, warrant, option or similar interest (whether or not then exercisable), would have or share either (i) voting power (including the power to vote or to direct the voting) of such security or (ii) investment power (including the power to dispose or direct the disposition) of such security. For the purposes of determining whether a person is an Interested Stockholder, the number of shares of Capital
                          Stock deemed to be outstanding shall include any shares Beneficially Owned by such Person even though not actually outstanding, but shall not include any other shares of Capital
                          Stock which are not outstanding but which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of any conversion right, exchange right, warrant, option or similar interest.

     (E) "Consolidated Transaction Reporting System" shall mean the system of reporting securities information operated under the authority of Rule 11Aa3-1 under the Securities Exchange Act of 1934, as such rule may from time to time be amended, and any successor rule or rules.

     (F) "Determination Date" in respect of an Interested Stockholder shall mean the date on which such Interested Stockholder first became an Interested Stockholder.

     (G) "Disinterested Director" shall mean any member of the Board of Directors of the Corporation who is not an Affiliate or Associate of, and was not directly or indirectly a nominee of, any Interested Stockholder involved in such Business Combination or any Affiliate or Associate of such Interested Stockholder and who
           (i) was a member of the Board of Directors of Intel Corporation, a California corporation, on April 16, 1986; (ii) was a member of the Board of Directors of the Corporation prior to the time that such Interested Stockholder became an Interested Stockholder or
           (iii) is a successor of a Disinterested Director and was nominated to succeed a Disinterested Director by a majority of the Disinterested Directors on the Board of Directors at the time of his nomination. Any reference to "Disinterested Directors" shall refer to a single Disinterested Director if there be but one. Any reference to an approval, designation or determination by a majority of the Disinterested Directors shall mean such approval, designation or determination by a committee of the Board of Directors comprised of all Disinterested Directors and exercising its authority as a committee of the Board to the extent permissible by law.

     (H) "Fair Market Value" as of any particular date shall mean (i) in the case of stock, the average of the closing sale price during the 90 trading days immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the last sale prices at 4:00 p.m. New

           York time during the 90 trading days immediately preceding the date in question reported in the Consolidated Transaction
           Reporting System (as heretofore defined) or, if such stock is not so reported, the average of the highest reported bid and the lowest reported asked quotations for a share of such stock furnished by the National Association of Securities Dealers Automated Quotation System or any successor quotation reporting system or, if quotations are not available in such system, as furnished by the National Quotation Bureau Incorporated or, if quotations are not available in such system, any similar organization furnishing quotations and, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith and (ii) in the case of property other than cash or stock, the fair market value of such stock or property, as the case may be, on the date in question as determined by a reputable investment banking or appraisal firm in good faith (such firm to be engaged solely on behalf of the stockholders other than the Interested Stockholder, to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion and which fee shall not be contingent on the consummation of the action or transaction, to be a firm which has not previously been associated with or rendered substantial services to or acted as manager of an underwriting or as agent for the Interested Stockholder or any other person whose stock in the Corporation or any Subsidiary the Interested Stockholder beneficially owns or controls, and to be selected by a majority of the Disinterested Directors) and which value has been approved by a majority of the Disinterested Directors in good faith.

     (I) "Interested Stockholder" shall mean any person, other than the Corporation, any Subsidiary or any employee benefit plan of the Corporation or any Subsidiary, who or which (i) is the Beneficial Owner, directly or indirectly, of shares of Capital Stock which are entitled to cast five percent or more of the total votes which all of the then outstanding shares of Capital Stock are entitled to cast in the election of directors or is an Affiliate or Associate of any such person or (ii) acts with any other person as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of the Corporation, and such group is the Beneficial Owner, directly or indirectly, of shares of Capital Stock which are entitled to cast five percent or more of the total votes which all of the then outstanding shares of Capital Stock are entitled to cast in the election of directors, and any reference to a particular Interested Stockholder involved in a Business Combination shall also refer to any Affiliate or Associate thereof, any predecessor thereto and any other person acting as a member of a partnership, limited partnership, syndicate or group with such particular Interested Stockholder within the meaning of the foregoing clause (ii) of this subparagraph (I).

     (J) "License" shall mean a material license which is not granted in standard commercial transactions and is not generally available to commercial customers of the Corporation.

     (K) A "person" shall mean any individual, firm, corporation (which shall include a business trust), partnership, joint venture, trust or estate, association or other entity.

     (L) "Subsidiary" shall mean any corporation or partnership of which a majority of any class of its equity securities is owned, directly or indirectly, by the Corporation.

  (4) A majority of the Disinterested Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 10, including, without limitation (i) whether a person is an Interested Stockholder, (ii) the number of shares of Capital Stock Beneficially Owned by any person, (iii) whether a person is an Affiliate or Associate of another person, (iv) whether the requirements of paragraph (2) of this Article 10 have been met with respect to any Business Combination, and (v) whether two or more transactions constitute a "series of transactions" for purposes of paragraph (1) of this Article 10. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article 10.

  (5) Nothing contained in this Article 10 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

  (6) The provisions of paragraph (1) of this Article 10 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such vote of stockholders, if any, as is required by law and any other Article hereof or any agreement between the Corporation and any national securities exchange or otherwise, if on the date of determining the stockholders entitled to vote on such Business Combination, the laws of the State of Delaware do not permit the corporation to require the affirmative vote of the holders of at least 66 2/3 percent of the combined voting power of the outstanding shares of Capital Stock to approve such Business Combination.

11. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by the stockholders.

12. In addition to any requirements of law and any other provisions hereof (and notwithstanding the fact that approval by a lesser vote may be permitted by law or any other provision hereof), the affirmative vote of the holders of at least 66_ percent of the voting power of the then outstanding shares of stock of all classes and all series of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal, or adopt any provision inconsistent with, this Article 12 or Articles 10 or 11 hereof.


IN WITNESS WHEREOF, Intel Corporation has caused this certificate to be signed by its Vice President, General Counsel and Secretary and attested by its Assistant Secretary this 7th day of May, 1993.


                                By:  /s/F. Thomas Dunlap, Jr.
                                     ------------------------
                                     Vice President, General
                                     Counsel and Secretary

Attest: /s/Theodore W. Vian
        ----------------------
        Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                   TO THE RESTATED CERTIFICATE OF INCORPORATION

                                        OF

                                INTEL CORPORATION

     Intel Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, at a meeting duly held in January, 1997, adopted a resolution proposing and declaring advisable the amendment to the Restated Certificate of Incorporation of the Corporation and directed that said amendment be submitted for the consideration of the Corporation's stockholders at the next annual meeting thereof. The proposed amendment is as follows:

       The first sentence of paragraph 4 of the Restated Certificate of Incorporation of the Company is hereby deleted and the following is substituted in lieu thereof:

     The total number of shares of all classes of stock that the Corporation is authorized to issue is four billion five hundred fifty million (4,550,000,000), consisting of four billion five hundred million (4,500,000,000) shares of Common Stock with a par value of one tenth of one cent ($.001) per share and fifty million (50,000,000) shares of Preferred Stock with a par value of one tenth of one cent ($.001) per share.

Accordingly, the first sentence of paragraph 4 of the Restated Certificate of Incorporation of the Company shall read in its entirety as follows:

     4. The total number of shares of all classes of stock that the Corporation is authorized to issue is four billion five hundred fifty million (4,550,000,000), consisting of four billion five hundred million (4,500,000,000) shares of Common Stock with a par value of one tenth of one cent ($.001) per share and fifty million (50,000,000) shares of Preferred Stock with a par value of one tenth of one cent ($.001) per share. The Preferred Stock may be issued in one or more series, and the Board of Directors of the Corporation is expressly authorized (i) to fix the descriptions, powers, preferences, rights, qualifications, limitations, and restrictions with respect to any series of Preferred Stock and (ii) to specify the number of shares of any series of Preferred Stock.

     SECOND: That thereafter, at the annual meeting of stockholders of the Corporation duly held on May 21, 1997, upon notice and in accordance with

Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares as required were voted in favor of the amendment.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on the date of filing with the Secretary of the State of Delaware.

     IN WITNESS WHEREOF, said Intel Corporation has caused this Certificate to be signed by F. Thomas Dunlap, Jr., its Vice President , General Counsel and Secretary, and attested by Cary I. Klafter, the Assistant Secretary, this 30th day of May, 1997.

                                        INTEL CORPORATION

                                    By: /s/F. Thomas Dunlap, Jr.
                                        ------------------------
                                        F. Thomas Dunlap, Jr.
                                        Vice President, General
                                        Counsel and Secretary

Attest: /s/Cary I. Klafter
        -------------------
        Cary I. Klafter